As Filed with the Securities and Exchange Commission on August 14, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement Under The Securities Act of 1933

CLEAN ENERGY FUELS CORP.

(Exact name of Registrant as specified in its charter)

Delaware	33-0968580
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3020 Old Ranch Parkway, Suite 200
Seal Beach, California	90740
(Address of Principal Executive Offices)	(Zip Code)

2006 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED 2002 STOCK OPTION PLAN
SPECIAL STOCK OPTION
(Full Title of the Plans)

Richard R. Wheeler
Chief Financial Officer
Clean Energy Fuels Corp.
3020 Old Ranch Parkway, Suite 200
Seal Beach, California 90740

(Name and Address of Agent For Service)

(562) 493-2804
(Telephone Number, Including Area Code, for Agent For Service)

Copy to:
John J. Hentrich, Esq.
Robert L. Wernli, Jr., Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, California  92130-2006

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,226,750 shares	$17.935	$39,936,762	(2)	$1,226	(3)
Common Stock, par value $0.0001 per share	5,187,500 shares	$2.96 – $12.00	$40,558,420	(4)	$1,245	(3)

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on August 7, 2007.

(3)

No payment of registration fee is being made in connection with the filing of this registration statement. Rather, $2,472 of the registration fee for this registration statement is being offset, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, by the registration fees paid in connection with unsold securities registered by the registrant under Registration Statement No. 333-137124 (initially filed on September 6, 2006).

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, based upon the respective exercise prices per share, as set forth in the following table:

Number of Shares	Exercise Price Per Share	Maximum Aggregate Offering Price
	($)	($)
2002 Stock Option Plan
2,377,000	$2.96	$7,035,920

2006 Equity Incentive Plan
2,785,500	$12.00	$33,426,000

Special Stock Option
25,000	$3.86	$96,500
5,187,500		$40,558,420

EXPLANATORY NOTE

This registration statement registers the following securities:

•

Up to 2,377,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of Clean Energy Fuels Corp., a Delaware corporation (the “Company”), that may be issued pursuant to outstanding stock options under the Company’s Amended and Restated 2002 Stock Option Plan (the “2002 Plan”);

•	Up to 2,785,500 shares of Common Stock that may be issued pursuant to outstanding options under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”);

•	Up to 2,226,750 shares of Common Stock reserved for future issuance under the 2006 Plan; and

•	25,000 shares of Common Stock which may be issued pursuant to a special stock option outside of the 2002 Plan or 2006 Plan.

The 2,377,000 shares of Common Stock that may be issued pursuant to outstanding options under the 2002 Plan may also be issued under the 2006 Plan, but only to the extent such options terminate without having been exercised.

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8.  Document(s) containing the information required by Part I of this registration statement will be sent or given to participants in the plan subject to this registration statement as specified by Rule 428(b)(1) under the Securities Act of 1933.  Such document(s) are not filed with the SEC pursuant to Rule 424 under the Securities Act.  Such document(s) and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this registration statement:

(a)                                The registrant’s prospectus dated May 25, 2007 and filed with the SEC on May 25, 2007, pursuant to Rule 424(b) under the Securities Act;

(b)                                 The registrant’s quarterly report on Form 10-Q filed with the SEC on August 14, 2007;

(c)                                  The registrant’s current report on Form 8-K filed with the SEC on June 25, 2007 (except for any information furnished under Item 7.01 that is not being incorporated); and

(d)                                 The description of the registrant’s Common Stock, which is contained in the registration statement on Form 8-A filed with the SEC on May 18, 2007.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

 Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article 7 of the registrant’s Amended and Restated Certificate of Incorporation and Article VIII of the registrant’s Amended and Restated Bylaws provide for indemnification of the registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The registrant has also entered into agreements with its directors and officers that will require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Index of Exhibits.

Item 9.  Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subsections (i) and (ii) next above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seal Beach, State of California, on August 14, 2007.

CLEAN ENERGY FUELS CORP.

By:	/s/ ANDREW J. LITTLEFAIR
Andrew J. Littlefair
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew J. Littlefair and Richard R. Wheeler, jointly and severally, the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned’s capacity as a director of Clean Energy Fuels Corp.), to sign any or all amendments (including post-effective amendments) to this registration statement and any other registration statement for the same offering, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agent, or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ ANDREW J. LITTLEFAIR	President, Chief Executive Officer (Principal	August 14, 2007
Executive Officer) and a Director
Andrew J. Littlefair

/s/ RICHARD R. WHEELER	Chief Financial Officer (Principal Financial	August 14, 2007
Officer and Principal Accounting Officer)
Richard R. Wheeler

/s/ WARREN I. MITCHELL	Chairman of the Board and Director	August 14, 2007
Warren I. Mitchell

/s/ DAVID R. DEMERS
David R. Demers	Director	August 14, 2007

/s/ JOHN S. HERRINGTON
John S. Herrington	Director	August 14, 2007

/s/ JAMES C. MILLER III
James C. Miller III	Director	August 14, 2007

/s/ BOONE PICKENS
Boone Pickens	Director	August 14, 2007

/s/ KENNETH M. SOCHA
Kenneth M. Socha	Director	August 14, 2007

INDEX TO EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description	Comment

4.1	Specimen Common Stock Certificate	Incorporated by reference to Exhibit 4.1 of the registrant’s Form S-1/A, filed March 27, 2007

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP regarding validity

23.1	Consent of KPMG LLP

23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP	See Exhibit 5.1

24.1	Powers of Attorney	See signature page

99.1	Amended and Restated 2002 Stock Option Plan

99.2	Form of Notice of Grant of Stock Option and Stock Option Agreement – 2002 Stock Option Plan	Incorporated by reference to Exhibit 10.1 of the registrant’s Form S-1, filed September 6, 2006

99.3	Special Stock Option Agreement

99.4	2006 Equity Incentive Plan	Incorporated by reference to Exhibit 10.2 of the registrant’s Form S-1/A, filed March 27, 2007
99.5	Form of Notice of Grant of Stock Option and Stock Option Agreement – 2006 Equity Incentive Plan